UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 News Release
EX-99.2 Supplementary Information

Item 5. Other Events and Regulation FD Disclosure.

     On January 22, 2004, Ceridian announced that it is responding to a document request from the Securities and Exchange Commission (SEC), and has been advised that the SEC has issued a formal order of investigation. The SEC has informed Ceridian that this is a non-public fact finding inquiry and that the investigation and document request do not mean that the SEC has concluded that Ceridian has violated any securities laws. Ceridian is fully cooperating with the request.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

             c.     Exhibits

99.1	Ceridian Corporation News Release dated January 22, 2004.

99.2	Supplementary information, including non-GAAP financial measures for quarterly periods in 2002.

Item 12. Results of Operations and Financial Condition.

     On January 22, 2004, we issued a press release reporting our fourth quarter and full year 2003 earnings results and guidance for 2004. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In addition, copies of supplementary information, including non-GAAP financial measures that have affected quarterly operating results in 2002, as referenced in the above mentioned press release, that are contained on our website at www.ceridian.com are attached hereto as Exhibit 99.2, and are incorporated herein by reference.

     This information, including the Exhibits 99.1 and 99.2 attached hereto and referenced in Item 7 above, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson

Gary M. Nelson Executive Vice President, General Counsel and Corporate Secretary

Dated: January 22, 2004

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

99.1	Ceridian Corporation News Release dated January 22, 2004.	Filed electronically

99.2	Supplementary information, including non-GAAP financial measures for quarterly periods in 2002.	Filed electronically

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